EXHIBIT 10.24

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into on the 13th day of April, 2011, by and between Henry Stupp (“Stupp”) and Cherokee Inc., a Delaware corporation (the “Company”) with reference to the following facts:

WHEREAS, the Company and Stupp entered into the Employment Agreement dated as of August 26, 2010, as amended by the Amendment to Employment Agreement dated as of January 28, 2011 (as amended, the “Agreement”);

WHEREAS, the parties desire to amend the Agreement as set forth herein to increase, as of the effective date of the Agreement, the annual base salary paid to Stupp under the Agreement; and

WHEREAS, in order to compensate Stupp for the retroactive effectiveness of such annual base salary increase, the parties desire that the Company make a one-time lump-sum payment to Stupp as full payment for additional base salary earned by Stupp during the period from August 26, 2010 through the date of this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises set forth herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amendment.  Effective as of August 26, 2010, Section 3.1 of the Agreement is hereby amended by deleting the number “$350,000” and replacing such number with the number “$375,000”.

2.             Other Agreements.  On the Company’s next scheduled payroll date following the execution of this Amendment, the Company shall pay to Stupp a one-time lump-sum payment of $15,096.13, subject to deductions for withholding and other applicable taxes, as full payment for additional salary earned by Stupp during the period from August 26, 2010 through the date of this Amendment as a result of the base salary increase set forth in Section 1 of this Amendment.

3.             Governing Law.  The construction, validity and enforceability of this Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

4.             Counterparts.  This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

5.             Severability.  All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

6.             Entire Agreement; Modifications and Amendments.  This Amendment, together with the Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof.  No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the parties to this Amendment.

IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

HENRY STUPP		CHEROKEE INC.

By:	/s/ Henry Stupp	By:	/s/ Mark DiSiena
Name:	Henry Stupp	Name:	Mark DiSiena
		Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT]